UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2022

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39608	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Park Blvd, Suite 1200 Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

(972) 234-6400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INTZ	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2022, Intrusion Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers identified on the signature pages to the Purchase Agreement (collectively, the “Purchasers”) pursuant to which, among other things, the Company agreed to issue and sell to the Purchasers, in a registered direct offering (the “Offering”), an aggregate of 1,378,677 shares of its common stock (the “Shares”), each of which is coupled with a warrant to purchase one share of common stock (the “Warrants”), at an aggregate offering price of $4.29 per share and warrant. Wellington Shields & Co. LLC acted as placement agent in the Offering.

Each Warrant will have an exercise price of $5.22 per share of common stock, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, be exercisable from the date of issuance through the five-year anniversary of such date.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and the Purchasers, indemnification obligations of the Company, other obligations of the parties and termination provisions. Pursuant to the Purchase Agreement and separate lock-up agreements, the Company has agreed to certain restrictions on the issuance and sale of shares of the Company’s securities, and the Company’s directors and officers have agreed to certain restrictions on the sale of the Company’s securities, in each case, for a period of 60 days following the date of the Purchase Agreement, subject to certain exceptions.

The Company expects to deliver the Shares and Warrants on or about September 14, 2022 (the “Closing Date”) other than the 419,580 Shares and related Warrants that the Company expects to deliver on or before October 28, 2022, in each case subject to satisfaction of certain conditions. The Offering is expected to result in net proceeds to the Company of approximately $5.3 million, after deducting placement agent fees and estimated offering expenses payable by the Company but without giving effect to any proceeds the Company may receive upon exercise of the Warrants. The Company intends to use the net proceeds from the offering working capital and general corporate purposes, including to fund any redemption repayments initiated by the holders under the Company’s existing promissory notes with Streeterville Capital, LLC.

The Offering is being made pursuant to the Company’s effective shelf registration statement that was declared effective by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on August 16, 2021 (File No. 333- 258491), a base prospectus included as part of the registration statement, and a final prospectus supplement the Company expects to file with the Commission pursuant to Rule 424(b) under the Securities Act. The Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of its counsel, Wilson Sonsini Goodrich & Rosati, PC, relating to the legality of the issuance and sale of the securities being offered in the Offering.

The foregoing summaries of the Purchase Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full texts of the form of Purchase Agreement and the form Warrant that are filed herewith as Exhibits 10.1 and 4.1, respectively.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Warrant
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
10.1	Form of Securities Purchase Agreement between the Company and the Purchasers, dated September 12, 2022
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTRUSION INC.

Dated: September 12, 2022	By:	/s/ Anthony Scott
Anthony Scott
President and Chief Executive Officer

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